NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF

Utah

NUMBER

SHARES

Quest Minerals & Mining Corp.

CUSIP NO. 74835X 10 3

AUTHORIZED COMMON STOCK: 250,000,000 SHARES
PAR VALUE: $.001

This Certifies that

SPECIMEN

Is The Record Holder Of

Shares of Quest Minerals & Mining Corp. Common Stock

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

QUEST MINERALS & MINING CORP. CORPORATE Seal UTAH

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Trust Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

Authorized Signature